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                                                                    EXHIBIT 23.2


                        CONSENT OF ANN ROULAC AND COMPANY
                        ---------------------------------

September 8, 1997

We consent to the incorporation by reference in the Registration Statement of Bay Apartment Communities, Inc. (the "Company") on Form S-3 (File No. 333-15875) (the "Registration Statement"), and any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 which relates to the securities registered under the Registration Statement, of our report dated February, 1997, entitled San Francisco Bay Area Rental Analysis, which report is included in the Company's report on Form 8-K filed with this consent. We also consent to being named as an expert in any Prospectus Supplement to the Registration Statement.

ANN ROULAC AND COMPANY


By: /s/ Ann N. Roulac
   --------------------------
   Ann N. Roulac
   President




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